Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 033-54605, 033-56395, 333-46857, 333-32116, 333-82686, 333-125974 and 333-143229 on Form S-8 of our report dated August 28, 2009, relating to the financial statements and financial statement schedule of Concurrent Computer Corporation, appearing in the Annual Report on Form 10-K of Concurrent Computer Corporation for the year ended June 30, 2009.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
August 28, 2009